EXHIBIT 99.1

Horizon Kinetics LLC and Subsidiaries (A Limited Liability Company)

Unaudited Condensed Consolidated Financial Statements

As of June 30, 2024

and for the three and six months ended June 30, 2024 and 2023

Horizon Kinetics LLC and Subsidiaries

Condensed Consolidated Statements of Financial Condition

(in thousands)

	June 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Cash and cash equivalents	$10,740	$10,477
Fees receivable	6,003	4,453
Investments, at fair value	51,513	37,620
Investments in proprietary funds	139,843	103,962
Operating lease right-of-use asset	4,800	5,651
Property and equipment, net	136	200
Prepaid expenses and other assets	1,616	1,882
Due from affiliates	2,313	2,660
Digital assets	9,087	1,829
Intangible assets, net	43,022	43,876
Goodwill	19,273	19,273
Total Assets	$288,346	$231,883
Liabilities and Members’ Equity
Liabilities:
Accounts payable, accrued expenses and other	$5,264	$3,839
Accrued third party distribution expenses	491	1,022
Deferred revenue	25	70
Deferred tax liability	2,075	617
Due to affiliates	9,998	9,966
Operating lease liability	6,236	7,281
Total Liabilities	24,089	22,795
Commitments and contingencies (Note 7)
Members' Equity
Class A-1 Members’ Equity	240,187	187,644
Class A-2 Members’ Equity	24,070	21,444
Total Members’ Equity	264,257	209,088
Total Liabilities and Members’ Equity	$288,346	$231,883

See accompanying notes to these Condensed Consolidated Financial Statements

Horizon Kinetics LLC and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Management and advisory fees	$12,886	$12,384	$26,801	$26,329
Other income and fees	119	137	264	349
Total revenue	13,005	12,521	27,065	26,678

Operating expenses:
Compensation and related employee benefits	6,338	6,892	12,684	14,268
Sales, distribution and marketing	2,719	2,301	4,909	5,343
Depreciation and amortization	460	453	919	915
General and administrative expenses	2,030	2,003	4,690	4,112
Total operating expenses	11,547	11,649	23,202	24,638

Operating income	1,458	872	3,863	2,040

Other income (expense):
Equity in earnings of proprietary funds, net	4,906	(6,625)	35,476	(16,253)
Interest and dividends	181	156	370	288
Unrealized (loss) gain on digital assets, net	(1,343)	14	2,707	23
Realized gain on investments, net	127	24	319	69
Unrealized gain (loss) on investments net	8,943	(7,052)	13,622	(19,399)
Total other income (expense), net	12,814	(13,483)	52,494	(35,272)

Income (loss) before provision for income taxes	14,272	(12,611)	56,357	(33,232)

Income tax (expense) benefit	(234)	102	(1,478)	840

Net income (loss)	$14,038	$(12,509)	$54,879	$(32,392)

See accompanying notes to these Condensed Consolidated Financial Statements

Horizon Kinetics LLC and Subsidiaries

Condensed Consolidated Statements of Changes in Members' Equity (Unaudited)

(in thousands)

	Class A-1 Members	Class A-2 Members	Total
Balance at December 31, 2023	$187,644	$21,444	$209,088
Cumulative effect of the adoption of ASU 2023-08, net of income taxes	4,161	208	4,369
Distributions	(1,619)	(81)	(1,700)
Net income	38,897	1,944	40,841
Balance at March 31, 2024	$229,083	$23,515	$252,598
Distributions	(2,264)	(115)	(2,379)
Net income	13,368	670	14,038
Balance at June 30, 2024	$240,187	$24,070	$264,257

Balance at December 31, 2022	$201,084	$22,116	$223,200
Distributions	(4,667)	(233)	(4,900)
Net loss	(18,936)	(947)	(19,883)
Balance at March 31, 2023	$177,481	$20,936	$198,417
Distributions	(3,352)	(168)	(3,520)
Net loss	(11,913)	(596)	(12,509)
Balance at June 30, 2023	$162,216	$20,172	$182,388

See accompanying notes to these Condensed Consolidated Financial Statements

Horizon Kinetics LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities:
Net cash provided by operating activities	$4,460	$8,990

Investing activities:
Proceeds from sale of investments	276	129
Purchases of property and equipment	-	(6)
Purchases of investments	(394)	(794)
Net cash used in by investing activities	(118)	(671)

Financing activities:
Distributions paid	(4,079)	(8,420)
Net cash used in financing activities	(4,079)	(8,420)

Net increase (decrease) in cash and cash equivalents	263	(101)

Cash and cash equivalents, beginning of year	10,477	8,814

Cash and cash equivalents, end of period	$10,740	$8,713

See accompanying notes to these Condensed Consolidated Financial Statements

Horizon Kinetics LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Information as of June 30, 2024 and for the three and six months ended June 30, 2024 and 2023 is unaudited)

(in thousands)

Note 1. General

The accompanying unaudited interim Condensed Consolidated Financial Statements of Horizon Kinetics LLC, a Delaware Limited Liability Company (along with its wholly-owned subsidiaries, collectively referred to as the “Company”, “HK LLC” or in the first-person notations of “we”, “us” and “our”) were prepared in accordance with accounting principles generally accepted in the United States of America and the interim financial statement rules and regulations of the SEC. In the opinion of management, these statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Condensed Consolidated Financial Statements. The interim operating results are not necessarily indicative of the results for a full year or for any interim period. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. The accompanying Consolidated Balance Sheet as of December 31, 2023 has been derived from the Company's annual financial statements for the year ended December 31, 2023. The Condensed Consolidated Financial Statements included herein should be read in conjunction with the Company’s annual 2023 Consolidated Financial Statements and Notes included elsewhere in this current report.

The Condensed Consolidated Financial Statements include the accounts of HK LLC and all of its wholly-owned subsidiaries (Horizon Kinetics Asset Management, Kinetics Funds Distributor LLC, and KBD Securities LLC) (collectively the “Company”). All intercompany balances and transactions have been eliminated in consolidation.

Note 2. Summary of Significant Accounting Policies

Consolidation

In addition to its wholly-owned subsidiaries, generally accepted accounting principles in the United States of America (“GAAP”) requires that the assets, liabilities and results of operations of a variable interest entity (“VIE”) be consolidated into the financial statements of the enterprise that has a controlling interest in the VIE. The determination as to whether an entity qualifies as a VIE depends on the facts and circumstances surrounding each entity, and therefore certain of the investment vehicles managed by the Company may qualify as VIEs under the variable interest model, whereas others may qualify as voting interest entities

(“VOEs”) under the voting interest model. The granting of substantive kick-out rights is a key consideration in determining whether a limited partnership or similar entity is a VIE and whether or not that entity should be consolidated. The Company first evaluates whether it holds a variable interest in an entity. Fees that are customary and commensurate with the level of services provided, and where the Company does not hold other economic interests in the entity that would absorb more than an insignificant amount of the expected losses or returns of the entity, would not be considered a variable interest. The Company factors in all economic interests including proportionate interests through related parties, to determine if such interests are considered a variable interest. As the Company’s interests in many of these entities are solely associated with market rate fees and/or insignificant indirect interests through related parties, the Company is not considered to have a variable interest in many of these entities. For entities where the Company has determined that it does hold a variable interest, the Company performs an assessment to determine whether each of those entities qualify as a VIE.

The Company holds equity investments in certain of its affiliated investment funds. While the Company and other related-party owners own a significant portion of the entities in some instances, the Company has determined that it is not the ultimate primary beneficiary. The Company’s maximum exposure to loss is the potential loss of its investment, it can redeem its investment at any time (in accordance with the redemption provisions of the specific funds) and does not have in place any liquidity arrangements or other commitments with third parties on behalf of the funds. Accordingly, the underlying assets and liabilities related to these entities are not consolidated with the Company’s condensed consolidated financial statements.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Liquidity

The Company believes that its cash and cash equivalents will be sufficient to fund operations past one year from the issuance of these condensed consolidated financial statements.

Digital assets

Through December 31, 2023, the Company accounted for digital assets in accordance with the AICPA’s practice aid “Accounting for and auditing of digital assets.” In accordance with this practice aid, digital assets are accounted for as an indefinite-lived intangible asset and are initially valued based on the current price of the digital asset at the time the digital asset was received. During 2023, the Company evaluated digital assets for impairment on a daily basis or when events or changes indicate the carrying value may not be recoverable by using the daily low price. The Company has evaluated its digital assets for impairment and did not record any impairments for the three and six months ended June 30, 2023.

Effective January 1, 2024, the Company measures digital assets at fair value with changes recognized in earnings in each reporting period. The Company tracks its cost basis of digital assets in accordance with first-in-first-out method of accounting.

The Company’s digital assets are all Level 1 within the fair value hierarchy, except for certain other assets with a fair value of $8 that are Level 2

The following tables present additional information about the Company’s digital assets as of June 30, 2024 and December 31, 2023, respectively:

	June 30, 2024			December 31, 2023
	Units Held	Cost Basis	Fair Value	Units Held	Cost Basis	Fair Value
Bitcoin	130.38	$1,639	$8,171	129.80	$1,555	$5,488
Litecoin	1,208.75	137	91	1,208.80	137	88
Ethereum	153.17	22	526	175.70	53	401
Bitcoin Cash	219.70	65	86	193.20	55	50
All others	10,109.52	66	213	10,085.97	29	73
	11,821.52	$1,929	$9,087	11,793.47	$1,829	$6,100

Investments, at fair value

The Company invests in securities which are valued at fair value with unrealized gains and losses included in the condensed consolidated statement of operations. Realized gains and losses are determined on the basis of specific identification.

Investments in proprietary funds

For investments in entities over which the Company exercises significant influence, but which do not meet the requirements for consolidation and for which the Company has not elected the fair value option, the Company uses the equity method of accounting, whereby the Company records its share of the underlying income or loss of such entities. The Company’s share of the underlying net income or loss of such entities is recorded in equity in earnings of affiliated investments on the condensed consolidated statement of operations. As the underlying entities that the Company manages and invests in are, for U.S. GAAP purposes, primarily investment companies accounted for under Accounting Standards Codification (“ASC”) Topic 946 which reflect their investments at fair value, the carrying value of the Company’s equity method investments in such entities approximates fair value.

Other investments

We account for other investments that are not accounted for under the equity method that do not have a readily determinable fair value under the fair value measurement alternative. Under the fair value measurement alternative, these investments are based on our original cost less impairments, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar interests of the same issuer. Under this method, our share of the income or losses of such companies is not included in our Consolidated Statements of Operations, however, the result of observable price changes, if any, are reflected in Other income (loss), net. We include the carrying value of these investments in Investments in proprietary funds on the Condensed Consolidated Balance sheets.

Fair value measurements:

The Company values certain of its financial assets and liabilities based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting guidance emphasizes that fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, accounting guidance establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

Level 1 Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments are not applied to Level 1 investments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these investments does not entail a significant degree of judgment.

Level 2 Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value hierarchy guidance gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

Revenue Recognition

The Company recognizes revenue under Financial Accounting Standards Board's (FASB) Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers (Topic 606). The Company recognizes revenue when the performance obligation is satisfied, which is the point at which control of the promised goods or services are transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services.

Management fees, which are generally calculated as a percentage of assets or equity under management, are recognized when earned and collection is probable. Certain contracts for management services also provide for performance-based fees (“Incentive Fees”), which are generally earned when a predefined minimum investment return (“Return Threshold”) for the managed funds are earned. When applicable, Incentive Fees are recognized in the statements of operations based on the contractual conditions set forth in the agreements governing the managed funds as if the managed funds were terminated and liquidated at the reporting date and the managed funds’ investments were realized at the then estimated fair values.

Incentive Fee revenue is recorded when earned by the Fund Managers of those managed funds to the extent that Return Thresholds have been met and it is probable that a significant reversal of revenue will not occur. Management and advisory fees are comprised of base management fees, advisory and other fees and are accounted for as contracts with customers. The Company earns base management fees from its customers at a fixed percentage of a calculation base which is typically invested capital or net asset value. The Company identifies its customers on a fund-by-fund basis in accordance with the terms and circumstances of the individual fund. Generally, the customer is identified as the investor in its managed funds and investment vehicles, but for certain widely held funds or vehicles, the fund or vehicle itself may be identified as the customer. These customer contracts require the Company to provide investment management services over a period of time, which represents a performance obligation that the Company satisfies over time. Management fees are a form of variable consideration because the fees that the Company is entitled to vary based on fluctuations in the basis for the management fee. The amount recorded as revenue is generally determined at the end of the period because these management fees are payable on a regular basis (typically monthly) and are not subject to claw back once paid. Transaction, advisory and other fees are principally fees charged to the investors of funds indirectly through the managed funds. These fees are based on a fixed percentage of enterprise value or equity value of pooled capital raised and are earned which generally coincides with when the capital is called. These fees are not tied to performance or ongoing investment management services, are not subject to claw back and are recorded in the period in which the related transaction closes. Accrued but unpaid management and advisory fees as of the reporting date are included in fees receivable.

The following table disaggregates our revenue by type:

	Three months ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Mutual fund management fees	$5,448	$4,790	$10,330	$10,487
ETF management fees	1,544	2,443	2,940	5,112
Separately managed account management fees	4,270	4,047	9,998	8,706
Proprietary fund management fees	1,624	1,104	3,533	2,024
	$12,886	$12,384	$26,801	$26,329

The following table presents balances of management fees receivable by type:

	June 30, 2024	December 31, 2023
Mutual fund management fees	$1,958	$1,652
ETF management fees	540	549
Separately managed account management fees	1,740	281
Proprietary fund management fees	1,498	1,019
Other	267	952
	$6,003	$4,453

Other revenue

The Company also produces investment research reports for individual and institutional research clients. In addition, the Company retains a third-party marketing firm to market and distribute its research reports. Clients subscribe at a monthly, annual or multi-annual level. Income is accrued monthly based on current subscription base.

Third party distribution

The Company has agreements in place with several third-party distribution firms and individual marketers (“Marketers”). Generally, each party to the agreement may terminate the agreement in a short notice period. Third party distribution expenses are earned by the Marketers based on revenue earned from some of the Company’s investment products generated by the respective Marketers. Accrued third party distribution expenses represent expenses that have been accrued but not paid. In the event that related fees receivable are deemed uncollectible, both related fees receivable and accrued third party distribution expenses will be written off.

Income taxes

The Company is not subject to federal or state income taxes as its income and losses are includable in the tax returns of its members. The Company may be required to file returns and pay tax in various state and local jurisdictions as a result of its operations or residency. Accordingly, the Company is subject to New York City unincorporated business income tax (“UBT”) and annual limited liability company fees in New York and Delaware. For the six months ended June 30, 2024 and 2023, respectively, the provision

(benefit) for income taxes was $1,478 and $(840). Deferred tax liabilities consist primarily of unrealized gains on investments in marketable securities and proprietary funds, and unrealized gains on digital assets.

Recently adopted accounting pronouncement

In December 2023, the FASB issued ASU No. 2023-08, Intangibles - Goodwill and Other - Crypto Assets (Topic 350-60). ASU No. 2023-08 requires that an entity measure crypto assets at fair value with changes recognized in net income at each reporting period and present crypto assets separately from other intangible assets in the balance sheet and changes from the remeasurement of crypto assets separately from changes in the carrying amounts of other intangible assets in the income statement. ASU No. 2023-08 is effective for annual periods beginning after December 15, 2024 and interim periods within annual periods beginning after December 15, 2024. The Company adopted ASU 2023-08 as of January 1, 2024 resulting in certain expanded disclosures about digital assets and recorded an increase to our digital assets and members’ equity of approximately $4.4 million.

Note 3. Investments, at fair value

As of June 30, 2024 the Company owned investments in marketable securities with a fair value of $51,513 and a cost of $21,226.

The following summarizes the Company’s investments accounted for at fair value at June 30, 2024 using the fair value hierarchy:

	June 30, 2024
	Total	Level 1	Level 2	Level 3
Investments:
Texas Pacific Land Corporation common stock	$42,144	$42,144	$-	$-
Kinetics Spin-Off and Corporate Restructuring Fund-Institutional Class	2,666	-	2,666	-
All other market traded equity securities	2,060	2,060	-	-
Grayscale Bitcoin Trust	1,705	1,705	-	-
FRMO Corporation common stock	1,498	-	1,498	-
Horizon Kinetics SPAC Active ETF	1,276	-	1,276	-
Kinetics Mutual Funds and ETFs	170	-	170	-
Totals	$51,519	$45,909	$5,610	$-
Liabilities:
Market traded equity securities - sold short	(6)	(6)	-	-
Total Liabilities	(6)	(6)	-	-
Total	$51,513	$45,903	$5,610	$-

The following summarizes the Company’s investments accounted for at fair value at December 31, 2023 using the fair value hierarchy:

	December 31, 2023
	Total	Level 1	Level 2	Level 3
Investments:
Texas Pacific Land Corporation common stock	$30,084	$30,084	$-	$-
Kinetics Spin-Off and Corporate Restructuring Fund-Institutional Class	2,015	-	2,015	-
All other market traded equity securities	1,679	1,679	-	-
FRMO Corporation common stock	1,259	-	1,259
Horizon Kinetics SPAC Active ETF	1,256	-	1,256
Grayscale Bitcoin Trust	1,105	1,105	tn	-
Kinetics Mutual Funds and ETFs	224	-	224	-
Totals	$37,622	$32,868	$4,754	$-
Liabilities:
Market traded equity securities - sold short	(2)	(2)	-	-
Total Liabilities	(2)	(2)	-	-
Total	$37,620	$32,866	$4,754	$-

As of June 30, 2024 and December 31, 2023, there are no investments categorized within Level 3.

Note 4. Investments in proprietary funds

At June 30, 2024 and December 31, 2023, investments in proprietary funds, which are recorded using the equity method of accounting, consist of the following:

	June 30, 2024
	Equity Held	Ownership %	Management Fees	Performance Fees	Receivable at June 30, 2024
Polestar Fund LP (Class A and S)	$38,054	11.0%	$1,150	$158	$606
Kinetics Institutional Partners LP	18,572	37.4%	128	-	24
Horizon Multi-Strategy Fund, LP	24,920	11.1%	833	51	420
Horizon Kinetics Equity Opportunities Fund (All classes)	24,882	6.6%	-	417	4
Horizon Multi-Disciplinary Fund, LP	6,533	33.8%	34	16	43
Kinetics Partners LP	9,335	27.8%	6	-	1
Horizon Kinetics Hard Assets, LLC	7,496	3.1%	-	-	-
All others	8,865		98	253	238
	$138,657		$2,249	$895	$1,336

	December 31, 2023
	Equity Held	Ownership %	Management Fees	Performance Fees	Receivable at December 31, 2023
Polestar Fund LP (Class A and S)	$28,821	11.2%	$1,704	$222	$448
Kinetics Institutional Partners LP	13,667	37.3%	217	-	19
Horizon Multi-Strategy Fund, LP	17,716	15.3%	1,077	51	241
Horizon Kinetics Equity Opportunities Fund (All classes)	17,149	6.3%	-	-	-
Horizon Multi-Disciplinary Fund, LP	5,387	33.4%	55	-	15
Kinetics Partners LP	6,884	24.4%	11	-	1
Horizon Kinetics Hard Assets, LLC	5,362	3.1%	-	-	-
All others	7,789		459	130	54
	$102,775		$3,523	$403	$778

The tables below present summarized financial information of the Company’s equity method investments at June 30, 2024:

	Statement of Financial Condition
	Net Long and Short Positions	Other Assets	Liabilities	Equity
Polestar Fund LP (Class A and S)	$323,505	$25,295	$2,183	$346,617
Kinetics Institutional Partners LP	49,930	47	378	49,599
Horizon Multi-Strategy Fund, LP	163,369	32	1,379	162,022
Horizon Kinetics Equity Opportunities Fund (All classes)	295,698	178	324	295,552
Horizon Multi-Disciplinary Fund, LP	19,350	-	29	19,321
Kinetics Partners LP	33,770	31	254	33,547
Horizon Kinetics Hard Assets, LLC	235,277	6,419	95	241,601
All others	102,102	94,495	3,345	193,252
	$1,223,001	$126,497	$7,987	$1,341,511

	Statement of Operations
	Revenue / Investment Income	(Expenses)	Net Realized and Unrealized Gain (Loss)	Net Income (Loss)
Polestar Fund LP (Class A and S)	$1,615	$(1,333)	$91,997	$92,279
Kinetics Institutional Partners LP	209	(171)	12,954	12,992
Horizon Multi-Strategy Fund, LP	417	(941)	46,695	46,171
Horizon Kinetics Equity Opportunities Fund (All classes)	67	(293)	93,944	93,718
Horizon Multi-Disciplinary Fund, LP	-	(43)	3,438	3,395
Kinetics Partners LP	148	(46)	8,600	8,702
Horizon Kinetics Hard Assets, LLC	918	(12)	66,509	67,415
All others	6,796	(5,107)	4,723	6,412
	$10,170	$(7,946)	$328,860	$331,084

The tables below present summarized financial information of the Company’s equity method investments at December 31, 2023:

	Statement of Financial Condition
	Net Long and Short Positions	Other Assets	Liabilities	Equity
Polestar Fund LP (Class A and S)	$230,259	$28,614	$1,059	$257,814
Kinetics Institutional Partners LP	32,543	4,138	73	36,608
Horizon Multi-Strategy Fund, LP	115,390	1,161	807	115,744
Horizon Kinetics Equity Opportunities Fund (All classes)	272,644	1,837	3,079	271,402
Horizon Multi-Disciplinary Fund, LP	16,178	-	28	16,150
Kinetics Partners LP	24,903	3,326	54	28,175
Horizon Kinetics Hard Assets, LLC	167,972	5,939	102	173,809
All others	102,527	75,197	1,955	175,769
	$962,416	$120,212	$7,157	$1,075,471

	Statement of Operations
	Revenue / Investment Income	(Expenses)	Net Realized and Unrealized Gain (Loss)	Net Income (Loss)
Polestar Fund LP (Class A and S)	$2,805	$(1,998)	$(43,888)	$(43,081)
Kinetics Institutional Partners LP	323	(293)	(4,304)	(4,274)
Horizon Multi-Strategy Fund, LP	776	(1,262)	7,185	6,699
Horizon Kinetics Equity Opportunities Fund (All classes)	4,716	(403)	142,742	147,055
Horizon Multi-Disciplinary Fund, LP	365	(73)	634	926
Kinetics Partners LP	281	(84)	(5,068)	(4,871)
Horizon Kinetics Hard Assets, LLC	1,650	(17)	(80,782)	(79,149)
All others	10,232	(8,343)	13,778	15,667
	$21,148	$(12,473)	$30,297	$38,972

The Company also maintains a variety of investments in private funds or partnerships that are recorded either on the fair value measurement alternative or equity method as applicable. As of June 30, 2024 and December 31, 2023, these amounts aggregated to $1,186 and $1,186, respectively, and are reflected as investments in proprietary funds.

Note 5. Transactions with members and related parties

As of June 30, 2024 and December 31, 2023, amounts due to or due from the Company to related party affiliates is summarized as follows:

	June 30, 2024		December 31, 2023
	Receivable	Payable	Receivable	Payable
Horizon Common Inc.	$-	$(6,949)	$17	$(6,899)
Kinetics Common Inc.	83	-	66	-
Kinetics Holding Corporation	42	-	42	-
Proprietary funds	99	-	120	(7)
FRMO Corporation	-	(3,049)	-	(3,040)
HM Tech	2,089	-	2,089	-
Other affiliated entities	-	-	326	(20)
	$2,313	$(9,998)	$2,660	$(9,966)

For the three and six months ended June 30, 2024 and 2023, amounts recognized from related party affiliates is summarized as follows:

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Revenues	Expenses	Revenues	Expenses	Revenues	Expenses	Revenues	Expenses
Proprietary funds	$8,616	$-	$8,337	$-	$16,803	$-	$17,622	$-
FRMO Corporation	4	617	-	531	4	1,160	-	1,206
Consensus Mining & Seigniorage Corp	3	-	3	-	6	-	6	-
HM Tech	-	4	-	4	-	7	-	17
Other affiliated entities	-	-	-	-	-	-	-	-
	$8,623	$621	$8,340	$535	$16,813	$1,167	$17,628	$1,223

Certain co-founders of HK LLC are also shareholders of FRMO Corporation (“FRMO”). FRMO has a right to a 4.2% share of the Company’s gross revenue (prior to any commission sharing agreements) and a 4.95% member interest. The Company’s expenses under this agreement are included with Sales, distribution and marketing expenses in the condensed consolidated statement of operations.

The Company has waived, or provides discounted management and advisory fees, for assets under management in proprietary funds or separately managed accounts for Members’ and their direct families, FRMO, Horizon Common Inc., Kinetics Common Inc., Kinetics Holding Corporation and employees of the Company.

The Company owns an equity interest and has advanced funds in exchange for notes receivable to HM Tech, a service provider for digital asset mining operations. The Company has also recently agreed to guarantee a $0.3 million Promissory Note from HM Tech to Consensus Mining & Seigniorage Corporation in the event of default.

Note 6. Members’ equity

As defined in the Company amended limited liability agreement dated as of May 1, 2011, each Class A-1 membership unit shall represent one vote and each Class A-2 membership unit shall represent thirty-nine and two-thirds votes with respect to any matter to be voted on by the members. The Company’s profit and losses shall be allocated to the members as determined by the Company’s board of managers. In addition, distributions of the Company’s profits will be determined by the Company’s board of managers in accordance with the amended limited liability agreement. The Company makes distributions to members on a quarterly basis, based on their ownership percentage of the respective units outstanding.

The Company authorized the issuance of Class B membership units which shall represent one vote. As of June 30, 2024, the Company has not issued any Class B units.

Note 7. Commitments and contingencies

Mutual and proprietary fund expense reimbursement

The Company has voluntarily agreed to certain expense reimbursement agreements in place with Kinetics Mutual Funds (“Kinetics Funds”) that are renewed annually by the Investment Adviser at its discretion. Each Kinetics Fund has an agreed upon expense percentage cap (“Cap”) with the Company. When the overall expenses of the Kinetics Funds for the month reach an agreed upon level, any expenses incurred above the Cap are reimbursed by the Company to the Kinetics Funds. In accordance with the private placement memorandums of certain hedge funds the Company manages (the “Funds”), the Investment Adviser has agreed to reimburse any expenses incurred above a predetermined Cap to the Funds. For the three months ended June 30, 2024 and 2023, the Company reimbursed to the Kinetics Funds $349 and $418, respectively. For the six months ended June 30, 2024 and 2023, the Company reimbursed to the Kinetics Funds $693 and $892, respectively. These reimbursements are included on the condensed consolidated statement of operations as a reduction of revenue.

Contingencies

The Company and the companies in which it holds ownership interests may be involved in various claims and legal actions in the ordinary course of business. Currently there are no material pending claims or legal actions against the Company or the companies in which it holds ownership interests. The Company records the costs associated with legal fees as such services are rendered.

Note 8. Subsequent events

On July 1, 2024, the Company issued 801,932 Class A-2 membership units in exchange for $32,405,833 of net tangible assets, primarily cash and investment securities contributed by Kinetics Common Inc. and Kinetics Holding Corporation.

On July 1, 2024, the Company filed to convert from an LLC to a C-Corp for federal and state income taxes. As a result, the Company will recognize a one-time income tax expense related to deferred taxes associated with the basis differences for certain assets.

On August 1, 2024, the Company completed an all-stock merger with Scott’s Liquid Gold-Inc, a publicly held operating company, pursuant to a December 19, 2023 merger agreement. The transaction was subject to the approval of the shareholders of Scott’s Liquid Gold at a special meeting held on June 20, 2024. The Company has been determined to be the accounting acquiror while Scott’s Liquid Gold-Inc was the legal issuer of shares used to consummate the merger. The Company received 17,984,253 common shares of Scott’s Liquid Gold-Inc. at closing, which represents approximately 97% of the total shares outstanding. The common shares received at closing are not subject to any further adjustment or contingencies.

The Company has evaluated subsequent events through August 28, 2024, which is the date the condensed consolidated financial statements were available to be issued.

HORIZON KINETICS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the historical consolidated financial statements of Horizon Kinetics and the related notes included elsewhere in this current report. The historical consolidated financial data discussed below reflect its historical results of operations and financial position. The following discussion and analysis contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those included in the section entitled “Risk Factors” contained elsewhere in this current report describing key risks associated with the business, operations and industry of Horizon Kinetics. Amounts and percentages presented throughout this section may reflect rounding adjustments and consequently totals may not appear to sum. The items discussed below have had significant effects on many items within Horizon Kinetics’ consolidated financial statements and affect the comparison of the current period’s activity with those of prior periods.

Overview

Horizon Kinetics is a research driven, fundamentals-oriented asset manager serving institutions, individuals and financial professionals. It provides investment management services through its wholly-owned subsidiary and registered investment adviser, Horizon Kinetics Asset Management LLC. Through this subsidiary, it manages a number of strategies, most of which are focused on publicly-traded equity securities, but also private investments and digital assets. To accommodate different investing preferences, Horizon Kinetics’ offerings can be accessed in a variety of ways, including through mutual funds, ETFs, a closed end fund, separately managed accounts that can be customized to the unique investment objectives and risk tolerances of individual clients, and, for qualified investors, via private proprietary partnerships typically known as alternative investments. Horizon Kinetics raises capital for and manages these strategies, and it earns a management fee that varies among products. In certain instances, the fee it earns is tied to the performance of the account. Horizon Kinetics also produces a number of research reports and compendia that are sold mainly to institutions, as it believes that the discipline required to produce written research encourages thorough qualitative and quantitative analysis.

Horizon Kinetics also manages a portfolio of investment securities for its own benefit, which has historically impacted and is expected to impact future results of operations, often significantly so. As of June 30, 2024, Horizon Kinetics held investment securities (at fair value) of $51.5 million, which represented 17.9% of total assets. In addition, Horizon Kinetics has devoted capital to a variety of the proprietary alternative investment funds it manages. As of June 30, 2024, Horizon Kinetics’ investments in these proprietary funds are $139.8 million, which represented 48.5% of total assets.

In addition to investment management and research activities, Horizon Kinetics operates two wholly-owned, limited purpose broker-dealers, KBD Securities LLC and Kinetics Funds Distributor LLC, both of which are only used for the marketing and promotion of its investment products. Horizon Kinetics pays a portion of the fee it earns to these and other third-party firms who assist it in marketing.

Along with investing on behalf of clients, Horizon Kinetics also uses its own capital to invest along with its clients in many of its proprietary products and makes direct investments in public and private instruments including digital assets. Certain employees do, from time to time, serve as management or as a member of the board of directors of the companies in which Horizon Kinetics invests.

As of June 30, 2024, Horizon Kinetics had regulatory assets under management ("AUM") of $7.4 billion and 75 employees, 21 of which were considered investment professionals, across offices in New York, NY, White Plains, NY, Summit, NJ and Charlotte, NC.

Horizon Kinetics’ Primary Sources of Revenue

Management or advisory fees are Horizon Kinetics’ primary source of revenue.

The management fees for separately managed accounts are generally calculated on the basis of a percentage of the value of each client’s assets (assets under management) and are charged using either an average daily balance or monthly or quarterly ending balance, and either in arrears or advance.

Horizon Kinetics also earns management fees in its proprietary funds (mutual funds, ETFs, closed-end funds and proprietary partnerships) as compensation for internal fund management and advisory services. The management fees for the proprietary funds vary by fund and investment strategy and are typically approximately between 1.0% and 2.0% of the net asset value of the funds’ underlying investments.

Some clients of Horizon Kinetics in certain separately managed accounts may pay performance fees in addition to or in lieu of management fees, if their portfolio achieves positive investment returns, in certain cases, in excess of an agreed benchmark or hurdle rate. Typically, such fees are paid annually upon crystallization or when a client closes their investment and are not accrued prior to being earned.

Horizon Kinetics is also entitled to receive incentive fees on proprietary partnerships if certain performance returns have been achieved as stipulated in the governing documents of the applicable fund. The incentive fees are typically calculated as a percentage of the gains experienced by each partner in the respective fund. Typically, such fees are paid annually upon crystallization or when a client closes their investment and are not accrued prior to being earned. Horizon Kinetics recognizes its incentive fees when it is no longer probable that a significant reversal of revenue will occur. Horizon Kinetics’ incentive fees are not subject to clawback provisions.

Business Highlights in the second quarter of 2024

Management and advisory fees

•
Horizon Kinetics’ total revenues increased approximately $0.5 million, or 4%, for the quarter ended June 30, 2024. The increase is primarily the result of higher AUM at our proprietary funds, separately managed accounts and mutual funds due to their favorable performance earlier in 2024. These increases were partially offset by lower management and advisory fees due to declines in AUM at our ETF products, including a $1.0 million decline, or 41%, specific to the INFL fund.

Assets under management

•
AUM at June 30, 2024 increased by approximately $0.4 billion, or 6%, to $7.4 billion, due primarily to market value changes of key holdings across the Company’s mutual funds, ETFs and separately managed accounts (SMAs). The market value of Texas Pacific Land Corp (“TPL”), which is widely held across Horizon Kinetics’ proprietary funds and SMAs, increased 27% during the quarter resulting in broad increases in AUM. Those increases were partially offset by declines in Grayscale Bitcoin Trust (“GBTC”), which is also widely held across Horizon Kinetics’ proprietary funds, of 16% during the second quarter.

Investment performance

•
Horizon Kinetics maintains a portfolio for investment purposes and has also invested substantial capital in its proprietary funds alongside client investors. For the quarter ended June 30, 2024 there was an increase of $8.9 million in the fair value of this portfolio primarily due to the 27% increase in the TPL securities held directly by Horizon Kinetics. The increase in the fair value of Horizon Kinetics’ investments is reported in unrealized gain (loss) on investments, net in the accompanying Consolidated Statement of Operations. For the three months ended June 30, 2024, Horizon Kinetics’ equity in earnings (losses) in proprietary funds was $4.9 million. This equity earnings is the result of several proprietary funds holding primarily TPL assets (Polestar, Horizon Kinetics Hard Assets, Kinetics Institutional Partners and Kinetics Partners). This performance was partially offset by reductions in proprietary funds holding bitcoin or related assets (Horizon Kinetics Equity Fund Opportunities and Horizon Kinetics Multi-Strategy funds).

Results of Operations in the second quarter of 2024

Revenues

Management and advisory fees

Horizon Kinetics’ total revenues increased approximately $0.5 million, or 4%, for the three months ended June 30, 2024 compared to the prior year. The increase is due to higher management fees in proprietary funds and separately managed accounts due to higher AUM during the quarter. However, there was a decline of $1.0 million related to the INFL ETF as the AUM declined from approximately $1.2 billion in 2023 to $0.6 billion in 2024. These declines were partially offset by a $0.6 million increase in management fees related to incentive fees that were crystallized as part of investor redemptions from various proprietary funds during the quarter.

Operating Expenses

Compensation and employee benefits

Horizon Kinetics’ operating expenses include employee compensation for investment professionals and other management personnel. Horizon Kinetics’ compensation costs for the three months ended June 30, 2024 decreased by approximately $0.6 million, or 8%, compared to the prior year, due to lower internal commissions.

Sales, Distribution and Marketing expenses

For the three months ended June 30, 2024, sales, distribution and marketing expenses increased $0.4 million, or 18%, compared to the prior quarter, as the result of higher amounts of $0.1 million due to FRMO pursuant to its revenue sharing agreement with Horizon Kinetics, and higher incentive fee commissions and other management fee commissions earned due to generally increasing AUM and management fees during the quarter.

Depreciation and amortization

Depreciation and amortization did not vary significant for the three months ended June 30, 2024 as compared to the prior year.

General and administrative expenses

For the three months ended June 30, 2024, general and administrative expenses remained consistent compared to the prior quarter, The Company continued to experience certain higher professional and legal fees during the three months June 30, 2024 for accounting and related services in preparation for the pending merger transaction with Scott’s Liquid Gold.

Equity in income of proprietary funds, net

The Equity in income of proprietary funds increased by $11.5 million for the three months ended June 30, 2024 compared to the prior year. The increase was due to higher net asset values at proprietary funds whose underlying assets were dominated by holdings of TPL, which increased 27% during the quarter, including Kinetics Institutional Partners, Kinetics Partners, Horizon Multi-Disciplinary Fund and others. Those increases were partially offset by other proprietary funds whose primary holding included Grayscale Bitcoin Trust, which declined approximately 16% during the quarter.

Interest and dividend income

Interest and dividend income did not change significantly for the three months ended June 30, 2024 as compared to the prior year.

Unrealized gain on digital assets, net

Unrealized gain on digital assets, net decreased by $1.4 million for the three months ended June 30, 2024, compared to the prior year, primarily due to the approximate 12% decrease in the fair value of Bitcoin.

Unrealized gain (loss) on investments, net

For the three months ended June 30, 2024, unrealized gains (losses) on investments increased by $16.0 million compared to the prior year. This increase was due to the $3.1 million unrealized gain on TPL stock during the three months ended June 30, 2024 resulting from its approximately 27% increase as compared to an unrealized loss for the three months ended June 30,2023 following TPL’s 22% increase in market value during the three months ended June 30, 2023.

Income tax benefit (expense)

Horizon Kinetics is generally not subject to U.S. federal and state corporate income taxes due to its status as a limited liability company taxed at the member level as a partnership. However, Horizon Kinetics is subject to the 4% New York City unincorporated business tax for a portion of its operations. Due to the unrealized gains of the quarter, the Company recorded a $0.2 million additional deferred tax liability. For the three months ended June 30, 2024 and 2023, the effective tax rate was primarily impacted by state apportionment.

Results of Operations in the six months ended June 30, 2024

Revenues

Management and advisory fees

Horizon Kinetics’ total revenues increased approximately $0.4 million, or 1%, for the six months ended June 30, 2024 compared to the prior year. The increase in AUM at certain funds managed by Horizon Kinetics resulted in increases in the management fees from mutual funds, ETFs, proprietary funds and separately managed accounts. However, there was a decline of $2.3 million related to the INFL ETF as the AUM declined from approximately $1.2 billion in 2023 to $0.6 billion in 2024. Similarly, the Company experienced declines in the AUM at the Paradigm Fund and the Small Cap Opportunities Fund that result in lower management fees of $0.9 million as compared to the six months ended June 30, 2023. These declines were partially offset by a $0.6 million increase in management fees related to incentive fees that were crystallized as part of investor redemptions from various proprietary funds during the six months ended June 30, 2024.

Operating Expenses

Compensation and employee benefits

Horizon Kinetics’ operating expenses include employee compensation for investment professionals and other management personnel. Horizon Kinetics’ compensation costs for the six months ended June 30, 2024 decreased by approximately $1.6 million, or 11%, compared to the prior year, due to lower internal commissions.

Sales, Distribution and Marketing expenses

For the six months ended June 30, 2024, sales, distribution and marketing expenses decreased $0.4 million, or 8%, compared to the prior year, principally the result of lower external commissions with respect to separately managed accounts. The Company also experienced lower mutual fund platform fees of $0.1 million during the period as the company changed certain funds to ETFs during 2023 and a lower residual commission expenses. These decreases were partially offset by increased sub-advisory and marketing expenses at various mutual funds and ETFs managed by Horizon Kinetics and certain commissions payable for incentive fees earned during the period.

Depreciation and amortization

Depreciation and amortization did not vary significant for the six months ended June 30, 2024 as compared to the prior year.

General and administrative expenses

For the six months ended June 30, 2024, general and administrative expenses increased by $0.6 million, or 14%, compared to the prior year, as a result of legal and professional liability expenses associated with a lawsuit filed on November 23, 2022 by TPL against Horizon Kinetics, Horizon Kinetics Asset Management, LLC and certain other parties to resolve a disagreement over a voting commitment contained in a stockholders’ agreement between the parties. The Company also experienced higher insurance costs and professional fees during the six months ended June 30, 2024 for accounting and related services in preparation for the pending merger transaction with Scott’s Liquid Gold.

Equity in income of proprietary funds, net

The Equity in income of proprietary funds increased by $51.7 million for the six months ended June 30, 2024 compared to the prior year. The increase was due to higher net asset values at proprietary funds whose underlying assets were dominated by holdings of Grayscale Bitcoin Trust, which increased approximately 54% during the six months ended June 30, 2024, including Horizon Kinetics Equity Opportunities, Horizon Kinetics Hard Assets and Horizon Multi-Strategy Fund, as well proprietary funds whose underlying assets were dominated by holdings of Texas Pacific Land, which increased approximately 40% during the six months ended June 30, 2024.

Interest and dividend income

Interest and dividend income did not change significantly for the six months ended June 30, 2024 as compared to the prior year.

Unrealized gain on digital assets, net

Unrealized gain on digital assets, net increased by $2.7 million for the six months ended June 30, 2024, compared to the prior year, primarily due to the increase in the fair value of Bitcoin. In addition to the increase in the fair value of approximately 48% for the six months ended June 30, 2024, the value of our digital assets also increased due to the adoption of ASU 2023-08, which resulted in certain expanded disclosures about cryptocurrencies and recording an increase to those digital assets and members' equity of approximately $4.4 million.

Unrealized gain (loss) on investments, net

For the six months ended June 30, 2024, unrealized gains (losses) on investments increased by $33.0 million compared to the prior year. This increase was due to the $12.0 million unrealized gain on TPL stock during the six months ended June 30, 2024 as compared to an unrealized loss for the six months ended June 30, 2023 following TPL’s 49% decrease in market value during the six months ended June 30, 2023.

Income tax benefit (expense)

Horizon Kinetics is generally not subject to U.S. federal and state corporate income taxes due to its status as a limited liability company taxed at the member level as a partnership. However, Horizon Kinetics is subject to the 4% New York City unincorporated business tax for a portion of its operations. Due to unrealized gains, the Company recorded a $1.5 million additional deferred tax liability during the six months ended June 30, 2024. The effective tax rate was primarily impacted by state apportionment.

Regulated Subsidiaries

Many of our principal subsidiaries are subject to extensive regulation in the United States and elsewhere. Horizon Kinetics Asset Management LLC, a registered U.S. investment advisor, is regulated by the Securities and Exchange Commission. Kinetics Funds Distributors LLC and KBD Securities LLC, registered U.S. limited purpose broker dealers, are regulated by the Financial Industry Regulatory Authority. Horizon Kinetics may also be subject to regulation in other jurisdictions where it operates.

Liquidity and Capital Resources

At June 30, 2024, Horizon Kinetics had $10.7 million of cash and cash equivalents. Horizon Kinetics believes that its cash and cash equivalents at June 30, 2024 will be sufficient to fund operations for at least one year from the date of this current report.

Horizon Kinetics also had $51.5 million of investments, at fair value. These investments include $42 million held in a single security, approximately 57,000 shares of TPL. During the six months ended June 30, 2024 the fair value of Horizon Kinetics’ TPL holdings increased approximately $12.1 million due to the approximately 40.1% increase in the fair value of TPL common shares. Horizon Kinetics may be limited in its ability to sell this security due to our status as an affiliate of TPL.

In the normal course of business, we may engage in off-balance sheet arrangements, including transactions in derivatives, guarantees, commitments, indemnifications, and potential contingent repayment obligations. We do not have any off-financial position arrangements that would require us to fund losses or guarantee target returns to clients.

The following table and discussion summarize our Consolidated Statement of Cash Flows:

	Six Months Ended June 30,
	2024	2023	Variance
	(dollars in thousands)
Net cash provided by operating activities	$4,460	$8,990	$(4,530)
Net cash used in investing activities	(118)	(671)	553
Net cash used in financing activities	(4,079)	(8,420)	4,341
	$263	$(101)	$364

Operating cash flows

Net cash provided by operating activities decreased $4.5 million for the six months ended June 30, 2024 compared to the prior year. The decrease was primarily the result of earnings, net of working capital changes during the period. The net income (loss) for each of the six month periods were largely offset by non-cash adjustments related to equity in earnings (losses) of affiliates, and net unrealized gains (losses) on investments or digital assets.

Investing cash flows

Net cash used in investment activities was reduced by $0.6 million for the six months ended June 30, 2024 as compared to the prior year. The reduction was primarily the result of lower levels of investment purchases and higher proceeds from the sale of certain investments during the year.

Financing cash flows

Horizon Kinetics’ cash flows used in financing activities for the three months ended June 30, 2024 and 2023 were exclusively distributions paid to Members. Horizon Kinetics expects to cease the payment of distributions subsequent to the closing of the Merger transaction.

Horizon Kinetics expects to consider dividend payments during periods subsequent to the merger transaction, subject to the determination by the Board.

Contractual Cash Obligations and Other Commercial Commitments

Horizon Kinetics’ contractual cash obligations and other commercial commitments is limited to certain operating leases for office space as summarized below:

	Payments Due by Period
	Total	2024 (remainder)	2025 and 2026	2027 and 2028	After 2028
	(dollars in thousands)
Contractual Cash Obligations:
Operating leases	$6,560	$1,179	$4,821	$560	$-
Total contractual obligations	$6,560	$1,179	$4,821	$560	$-